HAWKINS  ACCOUNTING
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Certified  Public Accountants and Business Consultants
Member  SEC  Practice  Sections  of  the  AICPA

1210  Homestead  Ave
Santa  Clara  ,  CA  95050
Phone:  (408)  247-3029



May 7,  2004


United  States  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

To  Whom  It  May  Concern:

We have read Item 8 of Form 10-KSB for the fiscal year ended December 31, 2003 and dated May 7, 2004, of OEF Corporate solutions, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statement of the registrant contained in the Form 10-KSB.

Very  truly  yours,



Hawkins  Accounting
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